                             AMENDMENT NO. 1 TO THE
                         AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                             NATIONAL PROPANE, L.P.

        This Amendment No. 1 to the Partnership Agreement of National Propane, L.P. (the "Partnership") is hereby made as of this 1st day of November, 1996, by and among National Propane Corporation, a Delaware corporation, as the Managing General Partner, National Propane SGP, Inc., a Delaware corporation, as the Special General Partner, and the limited partner of the Partnership.

                              W I T N E S S E T H:

        WHEREAS, the Partnership was heretofore organized and now exists pursuant to the Amended and Restated Agreement of Limited Partnership of National Propane, L.P., dated as of July 2, 1996 (the "Partnership Agreement");

        WHEREAS, Section 13.1 of the Partnership Agreement provides procedures for the amendment of the Partnership Agreement by the Managing General Partner without obtaining the approval of any Partner; and

        WHEREAS, the Managing General Partner proposes to adopt an amendment to the Partnership Agreement pursuant to the authority granted in such Section 13.1.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the promises and mutual covenants of the parties hereto and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

        1. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Partnership Agreement.

        2.     The Partnership Agreement is hereby amended as follows:

               ARTICLE V is  amended by  deleting  the  reference  in the second
               sentence   of  Section   5.3   to  "1.0101  [div]  98.9899"   and
               substituting therefore the following: "1.0101 [div] 97.9798."

        3. Except as above set forth, all provisions of the Partnership Agreement shall remain in full force and effect.

                                       MANAGING GENERAL PARTNER

                                       National Propane Corporation



                                       By:    /s/ Ronald R. Rominiecki
                                              _____________________________
                                              Name:  Ronald R. Rominiecki
                                              Title:  Senior Vice President

                                       SPECIAL GENERAL PARTNER

                                       National Propane SGP, Inc.



                                       By:    /s/ Ronald R. Rominiecki
                                              _____________________________
                                              Name:  Ronald R. Rominiecki
                                              Title:  Senior Vice President

                                       LIMITED PARTNER

                                       The limited partner of the Partnership pursuant to a Power of Attorney executed in favor of, and granted and delivered to, the Managing General Partner.

                                       By:    National Propane Corporation,  the
                                              Managing   General   Partner,   as
                                              attorney-in-fact  for all  Limited
                                              Partners  pursuant to the Power of
                                              Attorney   granted   pursuant   to
                                              Section  2.6  of  the  Partnership
                                              Agreement.



                                       By:    /s/ Ronald R. Rominiecki
                                              _____________________________
                                              Name:  Ronald R. Rominiecki
                                              Title:  Senior Vice President